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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 15, 2001
                                                 ---------------


                      PHOENIX WASTE SERVICES COMPANY, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                        0-27832                    22-3755400
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(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


  60 Park Place, Suite 509, Newark, New Jersey                  07102
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  (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (973) 297-5400
                                                   --------------


                                       N/A
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         (Former name or former address, if changed since last report.)




PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        40 West 57th Street
                                        33rd Floor
                                        New York, New York 10019


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Item 5. Other Events

On March 15, 2001 Phoenix Waste Services Company, Inc. (the "Company") entered into a Stock Purchase Agreement with Louis Aboyoun and Edward Haefeli (the "Sellers") to purchase from the Sellers all of the outstanding shares of All Jersey Express Company, Inc. ("All Jersey") for a purchase price of no less than $1,350,000 and no greater than $1,750,000 depending upon All Jersey's earnings before interest, taxes, depreciation and amortization ("EBITDA") for its fiscal year 2001. At closing, the Company will pay to the Sellers $500,000 in cash and a note for $850,000, adjustable upwards to no more than $1,250,000. A closing is anticipated within 30 days.

All Jersey is a long haul transporter of municipal solid waste primarily from waste transfer stations in New Jersey and New York to designated landfills located in Pennsylvania and Ohio. For the calendar year ended 2000, All Jersey had revenues in excess of $4,000,000, and an EBITDA in excess of $450,000. All Jersey's financial statements show long term debt of approximately $500.000.

Item 7. Financial Statements and Exhibits

         (c)      Exhibits

                  2.0 Stock Purchase Agreement By and Between Phoenix Waste Services Company, Inc. and Louis Aboyoun and Edward Haefeli, dated March 15, 2001 (without schedules).




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this first amendment to this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2001


                                           PHOENIX WASTE SERVICES COMPANY, INC.
                                           (Registrant)



                                           By /s/ Richard L. Franks
                                              ---------------------
                                              Richard L. Franks, Vice-President,
                                              General Counsel, Secretary